UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TERRITORIAL BANCORP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEAR FELLOW TERRITORIAL BANCORP SHAREHOLDERS, On November 6, 2024, Territorial Bancorp is holding a Special Meeting of Stockholders (the “Special Meeting”) to vote on our pending merger with Hope Bancorp. Failure to approve the merger could have significant negative consequences for the value of your investment and Territorial’s continued success. Don’t be misled: Blue Hill Advisors LLC (“Blue Hill”) has only issued press releases and presentations. Blue Hill has warned that its indication of interest is “non-binding” and has provided no evidence that it would — or could — actually pay for the Company. Moreover, there are very real concerns that Blue Hill could complete a transaction at all. Protect your investment: The Territorial Bancorp Board of Directors strongly recommends that all Territorial shareholders vote “FOR” the Hope Bancorp merger and related proposals TODAY. Your vote is important, no matter how many, or few, shares you own. The Territorial Board of Directors is Committed to Doing What is in the Best Interest of Territorial Shareholders and Pursuing the Most Value Creating Path Blue Hill Has Provided No Information that Would Enable the Territorial Board to Deem Its Preliminary Indication of Interest Superior or Likely to Lead to a Superior Proposal In negotiating the Hope Bancorp merger agreement, the Territorial Board obtained important protections for our shareholders — namely a superior proposal provision. This provision enables the Board to have discussions with parties who present an alternative to the Hope Bancorp merger so long as the alternative proposal is real, fully financed and actually or likely "superior" to the Hope transaction. To meet this standard, the alternative proposal must, among other things, be more favorable to our shareholders from a financial point of view and be reasonably likely to close. Blue Hill has not met these and other thresholds. No verifiable evidence Blue Hill can actually pay for your shares and fund the likely additional capital infusion into Territorial Savings Bank required with its acquisition. Blue Hill has only referenced “capital support” and pointed to its assets under management (“AUM”), neither of which are committed financing. Proving committed financing is easy so long as you have it, but Blue Hill has not provided any such evidence, which compounds doubts about its credibility and the credibility of its preliminary indication of interest. Assets under management are assets that belong to other people and Blue Hill has not shown it has any authority to access those funds to pay for Territorial. Time is short. Protect your investment TODAY To learn more, visit: TerritorialandHopeCombination.com October 16, 2024 +

No confidence that its proposed transaction is reasonably likely to close. Lack of M&A and regulatory experience: Blue Hill has made vague references to having M&A experience. However, Territorial has found no information to prove that Blue Hill has previously applied for — or secured — regulatory approvals for any transaction of this size and complexity. If Blue Hill has such a track record, where is it? Evasive about obtaining required regulatory approvals or simply ignoring them: The takeover of an entire bank, as Blue Hill is seeking, is likely a controlled acquisition under banking law. The coordinated efforts of six “discrete” investors per Blue Hill’s proposal would likely be viewed as a group that is “acting in concert,” increasing regulatory scrutiny and requirements — none of which Blue Hill has acknowledged or addressed. Nor have they offered even a guess as to how long these approvals will take. Rejected by regulators: Blue Hill has refused to disclose the identity of its “discrete investors” and replacement Board and management. What is Blue Hill hiding? In addition, no information has been provided on how it would address safety and soundness issues regarding interest rate risk, liquidity, capital and earnings, which are paramount to regulators. Blue Hill’s lack of information all but ensures that regulatory applications would be rejected as soon as they were submitted. Failed tender offer: Territorial has an approximately 50% retail shareholder base and a fragmented institutional investor base. Given these facts, it is highly unlikely that Blue Hill would be able to complete the 70% tender offer it has proposed. No assurances that Blue Hill will stand by its price and not reduce it if the Hope Bancorp merger agreement was terminated or following its unspecified “due diligence.” Keep in mind — Hope Bancorp reduced its proposal for Territorial after conducting due diligence, and Blue Hill has explicitly stated that its indication of interest is conditioned on due diligence and is non-binding. No assurances that Blue Hill won’t put its interests before your own: Blue Hill has entered into secret side agreements with its “discrete” investors. The terms of these agreements have not been disclosed and Blue Hill has not offered any governance structure, much less one that protects your interests. On four occasions we have publicly provided Blue Hill with a roadmap of the basic elements that need to be addressed before we would be able to engage in discussions with them under the terms of the Hope Bancorp merger agreement. Despite this, Blue Hill has repeatedly failed to provide credible and verifiable information as to these basic elements. Given these and other factors, the Territorial Board has not concluded that the Blue Hill proposal constitutes or is reasonably likely to lead to a superior proposal, as defined by the Hope Bancorp merger agreement. As a result, the only way to unilaterally engage in discussions with Blue Hill would be to break our obligations under the Hope Bancorp merger agreement, which would expose Territorial and our shareholders to substantial, costly litigation risk and the possibility of no transaction at all.

Territorial Shareholders Are at Great Risk If the Hope Bancorp Merger is Terminated and the Only Strategic Alternative is Blue Hill The Value of Your Shares Could Decline Substantially Hope Bancorp addresses Territorial’s business challenges. Blue Hill does not: While the overall market may have changed, Territorial’s business fundamentals have not. As a standalone, monoline, one- to four-family loan focused bank, Territorial faces substantial business and regulatory risks — even in a declining interest rate environment. The Company has been operating at a loss over multiple quarters; loan growth is flat; and revenues are declining. These and other factors led to the Board’s decision to cut Territorial’s dividend to essentially $0 and enter into the Hope Bancorp merger agreement. While our challenges would be addressed by Hope Bancorp’s larger, stronger, more diversified platform, Blue Hill offers nothing to benefit the business if the Hope Bancorp agreement is terminated. Indeed, with Blue Hill, Territorial would have the same standalone hurdles that it does today and potentially much worse. With Blue Hill, the value of your shares and protection of your rights could be substantially diminished: If Blue Hill is unable to complete a 100% tender, the remaining Territorial shareholders would be left with an illiquid, stub minority investment in a controlled company and with limited rights. Stub stocks generally trade at a lower price and valuation and can be highly volatile. A Blue Hill transaction would be taxable; the Hope Bancorp merger is not. Blue Hill’s tax consequences could potentially leave shareholders with less — in some cases substantially less — than the per share value Blue Hill has proposed. Territorial shareholders will not immediately receive any payment for their shares while any transaction with Blue Hill is sitting in regulatory limbo. Given the time-value-of-money, delays mean that the net value of Blue Hill’s preliminary indication of interest, if completed, would be substantially less than what it has proposed. Meanwhile, your stock would remain tied up during the Blue Hill tender and could not be sold.

The Hope Bancorp Merger Is the Best, Most Value-Creating Opportunity for Territorial Shareholders at Close and Over the Long-term Unlike the illusion that Blue Hill is promoting, the value creation and other benefits from the Hope Bancorp merger are real and achievable. The merger will also create significant benefits for our customers, employees and local Hawai‘i communities. Hope Bancorp values the relationships we have established and wants to build on them. We will continue to operate under the Territorial name. Our local branches and operations will be led by local teams — Territorial’s customers can benefit from additional choices and rely on the same people they know and respect. Employees will continue to receive competitive compensation and benefits and will have additional career opportunities. We will continue to support and invest in our local communities. 100% tax free, stock-for-stock transaction: 0.8048 shares of Hope Bancorp for each Territorial share owned ~25% premium to Territorial’s closing stock price just prior to merger announcementi 1,000%+ increase to Territorial’s standalone dividend (from $0.01 to $0.11 per share)ii Upside value opportunity by being invested in larger, more diversified company with a strong capital position and larger investment platform that is better positioned to navigate varying market environments $10.5M of incremental value from annual merger enabled cost savings and synergies Proven management team with strong record of superior value creation — total shareholder returns (“TSR”) outperforming peers Choice as shareholders could also choose liquidity now if they prefer not to stay invested in the combined organization

The Territorial Board takes its fiduciary responsibilities seriously. Absent more information from Blue Hill, there is no basis to engage with Blue Hill or reach a determination that their illusory, non-binding, highly conditional preliminary indication of interest is superior, likely to lead to a superior proposal, or is in Territorial shareholders’ best interests. In contrast, with Hope Bancorp, we will become part of a larger, more diversified regional bank, unlocking new value creation opportunities for shareholders while building on our more than 100-year legacy of serving and supporting our local Hawai‘i communities. We are on a path to complete the Hope Bancorp transaction by the end of this year, subject to the condition that a majority of our shares are voted in favor of it. Your vote is important — no matter how many, or how few, shares you own. Every vote counts. So please, join me and the entire Territorial Board and management team by voting FOR the Hope Bancorp merger by internet, phone or mail today. Allan S. Kitagawa Chairman of the Board, President and Chief Executive Officer The Territorial Board Continues to Recommend that Shareholders Vote FOR the Hope Bancorp Merger

Your Vote Is Important, No Matter How Many or How Few Shares You Own! Additional Information about the Hope Merger and Where to Find It In connection with the proposed Hope Merger, Hope has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, containing the Proxy Pro-spectus, which has been mailed or otherwise delivered to Territorial’s stockholders on or about August 29, 2024, as supplemented September 12, 2024. Hope and Territorial may file additional relevant materials with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain any of the documents filed with or furnished to the SEC by Hope or Territorial at no cost from the SEC’s website at www.sec.gov. Forward-Looking Statements Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the low-cost core deposit base, diversification of the loan portfolio, expansion of market share, capital to support growth, strengthened opportunities, enhanced value, geographic expansion, and statements about the proposed transaction being immediately accretive. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Territorial Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp stockholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial Bancorp; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s and Territorial Bancorp’s most recent Annual Reports on Form 10-K. Hope Bancorp and Territorial Bancorp do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law. Please take a moment to vote FOR the proposals set forth on the enclosed proxy card Call toll-free: (888) 742-1305 Banks and brokers: (516) 933-3100 1. Based on Territorial and Hope Bancorp’s closing prices as of 4/26/24 (day before merger announcement) 2. Based on 0.8048 fixed exchange ratio and Hope Bancorp’s $0.14 current per share dividend By Internet, telephone toll-free or by signing, dating and returning the enclosed proxy card or voting instruction form. Vote well in advance of the Special Meeting on November 6, 2024 at 8:30 a.m. Hawai‘i Time. If you have any questions or need assistance with voting your shares, please contact: Email: info@laurelhill.com Your Vote Is Important, No Matter How Many or How Few Shares You Own! About Us Territorial Bancorp Inc., headquartered in Honolulu, Hawaiʻi, is the stock holding company for Territorial Savings Bank. Territorial Savings Bank is a state-chartered savings bank which was originally chartered in 1921 by the Territory of Hawaiʻi. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawai‛i, and has 28 branch offices in the state of Hawai‛i. For additional information, please visit https://www.tsbhawaii.bank/. Additional Information about the Hope Merger and Where to Find It In connection with the proposed Hope Merger, Hope has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, containing the Proxy Pro-spectus, which has been mailed or otherwise delivered to Territorial’s stockholders on or about August 29, 2024, as supplemented September 12, 2024. Hope and Territorial may file additional relevant materials with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain any of the documents filed with or furnished to the SEC by Hope or Territorial at no cost from the SEC’s website at www.sec.gov. Forward-Looking Statements Some statements in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the low-cost core deposit base, diversification of the loan portfolio, expansion of market share, capital to support growth, strengthened opportunities, enhanced value, geographic expansion, and statements about the proposed transaction being im-mediately accretive. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Territorial Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achieve-ments expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp stockholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial Bancorp; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s and Territorial Bancorp’s most recent Annual Reports on Form 10-K. Hope Bancorp and Territorial Bancorp do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law. Please take a moment to vote FOR the proposals set forth on the enclosed proxy card Call toll-free: (888) 742-1305 Banks and brokers: (516) 933-3100 i. Based on Territorial and Hope Bancorp’s closing prices as of 4/26/24 (day before merger announcement) ii. Based on 0.8048 fixed exchange ratio and Hope Bancorp’s $0.14 current per share dividend By Internet, telephone toll-free or by signing, dating and returning the enclosed proxy card or voting instruction form. Vote well in advance of the Special Meeting on November 6, 2024 at 8:30 a.m. Hawai‘i Time. If you have any questions or need assistance with voting your shares, please contact: Email: info@laurelhill.com